Exhibit 99.1
Moog Inc. ▪ East Aurora, New York ▪ 14052 ▪ 716-652-2000

Press Information

Release Date:	July 28, 2023
IMMEDIATE

Moog Inc. Reports Third Quarter 2023 Results With Record Sales And Increases Full-Year Earnings Per Share Guidance

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B), a worldwide designer, manufacturer and systems integrator of high-performance precision motion and fluid controls and controls systems, today reported third quarter 2023 diluted earnings per share of $1.32 and adjusted diluted earnings per share of $1.37.

(in millions, except per share results)
	Q3 2023	Q3 2022	Deltas
Net sales	$850	$773	10%
Operating margin	9.9%	10.3%	-40 bps
Adjusted operating margin	10.2%	10.5%	-30 bps
Diluted net earnings per share	$1.32	$1.57	(16)%
Adjusted diluted net earnings per share	$1.37	$1.61	(15)%
Adjusted free cash flow	$(19)	$(18)	$(2)
See the reconciliations of adjusted financial results to reported results included in the financial statements herein for the quarters ended July 1, 2023 and July 2, 2022.

Quarter Highlights
▪Net sales were $850 million, an increase of 10% compared to the third quarter from a year ago, with increases across all three reporting segments. Excluding divestitures, sales increased 11%.
▪Adjusted operating margin of 10.2% decreased from 10.5% as compared to a year ago. We incurred additional charges on space vehicle development programs of 150 basis points. This pressure was mostly offset by incremental profit from our initiatives and higher sales volumes.
▪Adjusted diluted earnings per share decreased 15%, as higher interest and corporate expenses were partially offset by increased operating profit.
▪Free cash flow use in the third quarter resulted from growth in net working capital balances, in particular physical inventories.
"Our second consecutive quarter of record sales was a great achievement for our entire staff," said Pat Roche, CEO. "We are starting to see the benefits from our simplification and pricing initiatives feeding through in our operational performance."

Exhibit 99.1
Segment Results
Aircraft Controls sales in the third quarter of 2023 increased 12% compared to the third quarter of 2022. Sales for commercial OEM programs increased 47%, to $126 million, matching the pre-pandemic sales levels. The year-over-year increase was driven by the continued market recovery in widebody aircraft and business jet activity. Commercial aftermarket increased 14% due to higher spares volume, primarily on the Airbus A350 program. Military OEM sales were down 6% reflecting lower funded development activity. Adjusted operating margin was 10.9%, a 10 bps decrease, as the incremental operating profit from higher sales volume was offset by an unfavorable sales mix.

Space and Defense Controls sales increased 8% in the third quarter of 2023, and increased 11% after adjusting for the divestiture of the security business last year. The ramp to full-rate production for our reconfigurable turret program and the increased activity in the avionics business drove the sales increase. Adjusted operating margin was 7.8%, down from last year’s third quarter margin of 11.4%. We incurred $14 million of additional charges on our space vehicle development programs in the quarter, which masked the benefits associated with higher sales and improvements in the core business.

Industrial Systems sales increased 9%. Excluding last year’s sonar business divestiture, sales increased 11%. The underlying sales growth was driven by the continued recovery in industrial automation programs, as well as higher demand for flight simulation systems. Also, adjusting for last year’s divestiture, energy sales increased. Adjusted operating margin of 11.5% increased from last year's third quarter margin of 8.7%. Benefits of our pricing initiatives drove the increase in margin.

Free Cash Flow Results
Free cash flow in the third quarter was a use of cash of $19 million. Working capital pressure was primarily due to growth in physical inventories, as we've maintained material flow to ensure we meet our customers' deliveries while working through various constraints. Capital expenditures were $35 million in the quarter.

2023 Financial Guidance

“Compared to a quarter ago, we are increasing our guidance for sales, adjusted operating profit and adjusted earnings per share, while modifying operating margin down slightly," said Jennifer Walter, CFO. "Overall, we had a solid third quarter and our outlook for the fourth quarter looks strong." Free cash flow guidance is now a use of $60 million, reflecting the third quarter growth in physical inventories.

(in millions, except per share results)
	FY 2023 Guidance
	Current	Previous
Net sales	$3,250	$3,190
Operating margin	11.0%	11.1%
Adjusted operating margin	10.9%	11.0%
Diluted net earnings per share	$5.82	$5.81
Adjusted diluted net earnings per share	$5.75	$5.70
Free cash flow	$(60)	$—
Earnings per share figures are forecasted to be within range of +/- $0.10.

Conference call information

In conjunction with today’s release, Moog Inc. will host a conference call today beginning at 10:00 a.m. ET, which will be broadcast live over the Internet. Pat Roche, CEO, and Jennifer Walter, CFO, will host the call. Listeners can access the call live or in replay mode at www.moog.com/investors/communications. Supplemental financial data will be available on the webcast web page 90 minutes prior to the conference call.

Exhibit 99.1

Cautionary Statement

Information included or incorporated by reference in this press release that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. In evaluating these forward-looking statements, you should carefully consider the factors set forth below.

Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors and other risks and uncertainties that arise from time to time are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the SEC and include the following:

Strategic risks
•We operate in highly competitive markets with competitors who may have greater resources than we possess;
•Our research and development and innovation efforts are substantial and may not be successful, which could reduce our sales and earnings;
•If we are unable to adequately enforce and protect our intellectual property or defend against assertions of infringement, our business and our ability to compete could be harmed; and
•Our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or as we conduct divestitures.

Market condition risks
•The markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;
•We depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;
•The loss of The Boeing Company or Lockheed Martin as a customer or a significant reduction in sales to either company could adversely impact our operating results; and
•We may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects.

Operational risks
•A reduced supply, as well as inflated prices, across various raw materials and third-party provided components and sub-assemblies within our supply chain could have a material impact on our ability to manufacture and ship our products, in addition to adversely impacting our operating profit and balance sheet;
•We face various risks related to health pandemics, such as the COVID-19 pandemic, which have had material adverse consequences on our operations, financial position, cash flows, and those of our customers and suppliers;
•If our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted;
•We face, and may continue to face, risks related to information systems interruptions, intrusions or new software implementations, which may adversely affect our business operations;
•We may not be able to prevent, or timely detect, issues with our products and our manufacturing processes, which may adversely affect our operations and our earnings; and
•The failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages.

Exhibit 99.1
Financial risks
•We make estimates in accounting for over-time contracts, and changes in these estimates may have significant impacts on our earnings;
•We enter into fixed-price contracts, which could subject us to losses if we have cost overruns;
•Our indebtedness and restrictive covenants under our credit facilities and indenture governing our senior notes could limit our operational and financial flexibility;
•Significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;
•A write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth; and
•Unforeseen exposure to additional income tax liabilities may affect our operating results.

Legal and compliance risks
•Contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting standards, and any false claims or non-compliance could subject us to fines, penalties or possible debarment;
•Our operations in foreign countries expose us to currency, political and trade risks and adverse changes in local legal and regulatory environments could impact our results of operations;
•Government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;
•We are involved in various legal proceedings, the outcome of which may be unfavorable to us;
•Our operations are subject to environmental laws and complying with those laws may cause us to incur significant costs; and
•We may face reputational, regulatory or financial risks from a perceived, or an actual, failure to achieve our sustainability goals.

General risks
▪Future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business; and
•Our performance could suffer if we cannot maintain our culture as well as attract, retain and engage our employees.

While we believe we have identified and discussed above the material risks affecting our business, there may be additional factors, risks and uncertainties not currently known to us or that we currently consider immaterial that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to update any forward-looking statement made in this report, except as required by law.

Contact
Investor Relations - 716.687.4225

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Net sales	$850,176	$772,911	$2,447,071	$2,267,784
Cost of sales	627,543	560,966	1,799,437	1,646,742
Inventory write-down	—	202	—	3,407
Gross profit	222,633	211,743	647,634	617,635
Research and development	26,502	25,890	77,107	84,318
Selling, general and administrative	121,935	113,886	351,795	336,702
Interest	17,256	9,131	45,351	25,376
Asset impairment	435	692	1,654	15,928
Restructuring	1,642	576	4,737	8,369
Gain on sale of businesses	—	—	—	(16,146)
Gain on sale of buildings	—	—	(10,030)	—
Other	4,525	1,759	10,077	3,143
Earnings before income taxes	50,338	59,809	166,943	159,945
Income taxes	7,951	9,400	35,527	34,184
Net earnings	$42,387	$50,409	$131,416	$125,761

Net earnings per share
Basic	$1.33	$1.58	$4.13	$3.93
Diluted	$1.32	$1.57	$4.11	$3.91

Average common shares outstanding
Basic	31,838,961	31,922,377	31,811,034	31,988,150
Diluted	32,067,391	32,067,431	31,995,340	32,125,438

Exhibit 99.1

Moog Inc.
RECONCILIATION TO ADJUSTED NET EARNINGS BEFORE TAXES, INCOMES TAXES, NET EARNINGS AND DILUTIVE NET EARNINGS PER SHARE (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
As Reported:
Earnings before income taxes	$50,338	$59,809	$166,943	$159,945
Income taxes	7,951	9,400	35,527	34,184
Effective income tax rate	15.8%	15.7%	21.3%	21.4%
Net earnings	42,387	50,409	131,416	125,761
Diluted net earnings per share	$1.32	$1.57	$4.11	$3.91

Loss (Gain) on Sale of Business:
Earnings before income taxes	$—	$—	$—	$(16,146)
Income taxes	—	—	—	(4,273)
Net earnings	—	—	—	(11,873)
Diluted net earnings per share	$—	$—	$—	$(0.37)

Loss (Gain) on Sale of Buildings:
Earnings before income taxes	$—	$—	$(10,030)	$—
Income taxes	—	—	(2,086)	—
Net earnings	—	—	(7,944)	—
Diluted net earnings per share	$—	$—	$(0.25)	$—

Other Charges:
Earnings before income taxes	$2,077	$1,470	$7,440	$27,704
Income taxes	452	364	1,652	6,602
Net earnings	1,625	1,106	5,788	21,102
Diluted net earnings per share	$0.05	$0.03	$0.18	$0.66

As Adjusted:
Earnings before income taxes	$52,415	$61,279	$164,353	$171,503
Income taxes	8,403	9,764	35,093	36,513
Effective income tax rate	16.0%	15.9%	21.4%	21.3%
Net earnings	44,012	51,515	129,260	134,990
Diluted net earnings per share	$1.37	$1.61	$4.04	$4.20
The diluted net earnings per share associated with the adjustments in the table above may not reconcile when totaled due to rounding.
Results shown above have been adjusted to exclude impacts associated with the sale of our Navigation Aids business formerly in Aircraft Controls, sale of buildings formerly used in Industrial Systems, as well as, restructuring, inventory write-downs and other charges related to the impact of continued portfolio shaping activities and the Ukraine crisis. While management believes that these adjusted financial measures may be useful in evaluating the financial condition and results of operations of the Company, this information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP.

Exhibit 99.1

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Net sales:
Aircraft Controls	$355,025	$318,017	$1,012,288	$932,602
Space and Defense Controls	242,402	223,644	706,040	654,849
Industrial Systems	252,749	231,250	728,743	680,333
Net sales	$850,176	$772,911	$2,447,071	$2,267,784
Operating profit:
Aircraft Controls	$37,888	$34,453	$99,468	$88,809
	10.7%	10.8%	9.8%	9.5%
Space and Defense Controls	18,585	25,368	66,386	70,742
	7.7%	11.3%	9.4%	10.8%
Industrial Systems	28,035	19,484	89,183	57,398
	11.1%	8.4%	12.2%	8.4%
Total operating profit	84,508	79,305	255,037	216,949
	9.9%	10.3%	10.4%	9.6%
Deductions from operating profit:
Interest expense	17,256	9,131	45,351	25,376
Equity-based compensation expense	2,356	2,169	8,121	6,747
Non-service pension expense	3,124	1,442	9,338	4,399
Corporate and other expenses, net	11,434	6,754	25,284	20,482
Earnings before income taxes	$50,338	$59,809	$166,943	$159,945

Exhibit 99.1

Moog Inc.
RECONCILIATION TO ADJUSTED OPERATING PROFIT AND MARGINS (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Aircraft Controls operating profit - as reported	$37,888	$34,453	$99,468	$88,809
Inventory write-down	—	202	—	202
Asset impairment	435	—	1,435	—
Gain on sale of business	—	—	—	(16,146)
Restructuring and other	275	456	275	19,282
Aircraft Controls operating profit - as adjusted	$38,598	$35,111	$101,178	$92,147
	10.9%	11.0%	10.0%	9.9%

Space and Defense Controls operating profit - as reported	$18,585	$25,368	$66,386	$70,742
Inventory write-down	—	—	—	1,500
Restructuring and other	273	87	1,773	1,924
Space and Defense Controls operating profit - as adjusted	$18,858	$25,455	$68,159	$74,166
	7.8%	11.4%	9.7%	11.3%

Industrial Systems operating profit - as reported	$28,035	$19,484	$89,183	$57,398
Inventory write-down	—	—	—	1,705
Gain on sale of buildings	—	—	(10,030)	—
Restructuring and other	1,094	725	3,957	3,091
Industrial Systems operating profit - as adjusted	$29,129	$20,209	$83,110	$62,194
	11.5%	8.7%	11.4%	9.1%

Total operating profit - as adjusted	$86,585	$80,775	$252,447	$228,507
	10.2%	10.5%	10.3%	10.1%

Exhibit 99.1

Moog Inc.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	July 1, 2023	October 1, 2022
ASSETS
Current assets
Cash and cash equivalents	$122,512	$103,895
Restricted cash	2,892	15,338
Receivables, net	1,168,186	990,262
Inventories, net	710,252	588,466
Prepaid expenses and other current assets	52,833	60,349
Total current assets	2,056,675	1,758,310
Property, plant and equipment, net	795,994	668,908
Operating lease right-of-use assets	63,259	69,072
Goodwill	829,220	805,320
Intangible assets, net	79,680	85,410
Deferred income taxes	9,549	8,630
Other assets	47,866	36,191
Total assets	$3,882,243	$3,431,841
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current installments of long-term debt	$696	$916
Accounts payable	245,458	232,104
Accrued compensation	83,628	93,141
Contract advances and progress billings	366,766	296,899
Accrued liabilities and other	206,903	215,376
Total current liabilities	903,451	838,436
Long-term debt, excluding current installments	1,012,080	836,872
Long-term pension and retirement obligations	150,953	140,602
Deferred income taxes	42,239	63,527
Other long-term liabilities	152,336	115,591
Total liabilities	2,261,059	1,995,028
Shareholders’ equity
Common stock - Class A	43,807	43,807
Common stock - Class B	7,473	7,473
Additional paid-in capital	594,022	516,123
Retained earnings	2,466,012	2,360,055
Treasury shares	(1,058,558)	(1,047,012)
Stock Employee Compensation Trust	(109,759)	(73,602)
Supplemental Retirement Plan Trust	(86,979)	(58,989)
Accumulated other comprehensive loss	(234,834)	(311,042)
Total shareholders’ equity	1,621,184	1,436,813
Total liabilities and shareholders’ equity	$3,882,243	$3,431,841

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(dollars in thousands)

	Nine Months Ended
	July 1, 2023	July 2, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$131,416	$125,761
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	56,780	56,169
Amortization	8,725	9,998
Deferred income taxes	(26,680)	7,644
Equity-based compensation expense	8,121	6,747
Gain on sale of business	—	(16,146)
Gain on sale of buildings	(10,030)	—
Asset impairment and inventory write-down	1,654	19,335
Other	5,083	4,960
Changes in assets and liabilities providing (using) cash:
Receivables	(163,259)	(58,668)
Inventories	(102,782)	(6,778)
Accounts payable	8,514	27,184
Contract advances and progress billings	65,746	35,867
Accrued expenses	(30,697)	(24,066)
Accrued income taxes	21,568	7,692
Net pension and post retirement liabilities	11,199	13,490
Other assets and liabilities	(2,455)	(24,925)
Net cash provided (used) by operating activities	(17,097)	184,264
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	—	(11,837)
Purchase of property, plant and equipment	(125,074)	(106,713)
Net proceeds from businesses sold	959	35,550
Net proceeds from buildings sold	19,702	—
Other investing transactions	(9,482)	(2,267)
Net cash used by investing activities	(113,895)	(85,267)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving lines of credit	711,732	661,675
Payments on revolving lines of credit	(536,826)	(629,251)
Payments on long-term debt	(219)	(80,273)
Payments on finance lease obligations	(3,449)	(1,779)
Payment of dividends	(25,459)	(24,653)
Proceeds from sale of treasury stock	12,765	10,792
Purchase of outstanding shares for treasury	(23,133)	(30,485)
Proceeds from sale of stock held by SECT	9,863	7,586
Purchase of stock held by SECT	(10,035)	(11,484)
Other financing transactions	(2,026)	—
Net cash provided (used) by financing activities	133,213	(97,872)
Effect of exchange rate changes on cash	3,950	(6,175)
Increase (decrease) in cash, cash equivalents and restricted cash	6,171	(5,050)
Cash, cash equivalents and restricted cash at beginning of period	119,233	100,914
Cash, cash equivalents and restricted cash at end of period	$125,404	$95,864

Exhibit 99.1

Moog Inc.
RECONCILIATION OF NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES TO FREE CASH FLOW AND ADJUSTED FREE CASH FLOW (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Net cash provided (used) by operating activities	$15,919	$4,067	$(17,097)	$184,264
Purchase of property, plant and equipment	(35,331)	(32,626)	(125,074)	(106,713)
Free cash flow	(19,412)	(28,559)	(142,171)	77,551
Securitization	—	10,900	—	(89,100)
Adjusted free cash flow	$(19,412)	$(17,659)	$(142,171)	$(11,549)
Amounts may not reconcile when totaled due to rounding.
Free cash flow is defined as net cash provided (used) by operating activities less capital expenditures. Adjusted free cash flow is defined as free cash flow adjusted for securitization activity. The securitization under GAAP reduced 2022 receivables and net debt and increased cash flow from operations. Free cash flow and adjusted free cash flow are not measures determined in accordance with GAAP and may not be comparable with the measures as used by other companies, however management believes these adjusted financial measures may be useful in evaluating the financial condition and results of operations of the Company. This information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP.